SIXTH AMENDMENT TO THE

 AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

THIS SIXTH AMENDMENT, effective as of December 1, 2021, to the Amended and Restated Fund Administration Servicing Agreement, dated as of June 30, 2019 (the "Agreement"), is entered into by and between THE RBB FUND, INC., a Maryland corporation, (the "Company") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend Exhibit A of the Agreement, the funds list of the Company, to add new Funds to its series and to update the names of certain Funds; and

WHEREAS, Section 11 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree to amend and restate Exhibit A of the Agreement for the purposes of

(1)	adding the Boston Partners Global Sustainability Fund, WPG Partners Select Small Cap Value Fund, Motley Fool Next Index ETF, and Motley Fool Capital Efficiency 100 Index ETF to the Agreement and

(2) updating the name of MFAM Global Opportunities Fund to Motley Fool Global Opportunities ETF, MFAM Mid-Cap Growth Fund to Motley Fool Mid-Cap Growth ETF, and MFAM Small-Cap Growth ETF to Motley Fool Small-Cap Growth ETF.

(3)	Amended Exhibit A of the Agreement is hereby replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE RBB FUND, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Anita Zagrodnik

Printed Name:	James G. Shaw	Printed Name:	Anita Zagrodnik

Title:	CFO/Treasurer & Secretary	Title:	Senior Vice President

Amended Exhibit A to the Amended and Restated Fund Administration Servicing Agreement

The separate Mutual Fund Series and ETF Series of the RBB Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund

Abbey Capital Onshore Series LLC

Abbey Capital Master Offshore Fund Limited

Abbey Capital Offshore Fund SPC

ACMAF Master Offshore Limited

ACMAF Offshore SPC - Segregated Portfolio 1

ACMAF Offshore SPC - Segregated Portfolio 2

ACMAF Offshore SPC - Segregated Portfolio 3

ACMAF Offshore SPC - Segregated Portfolio 4

ACMAF Offshore SPC - Segregated Portfolio 5

ACMAF Offshore SPC Segregated Portfolio 6

ACMAF Onshore Series LLC

Abbey Capital Multi Asset Fund

Adara Smaller Companies Fund

Aquarius International Fund

Boston Partners Small Cap Value Fund II

Boston Partners All-Cap Value Fund

Boston Partners Long/Short Equity Fund

Boston Partners Long/Short Research Fund

WPG Partners Small/Micro Cap Value Fund

Boston Partners Global Equity Fund

Boston Partners Global Long/Short Fund

Boston Partners Emerging Markets Dynamic Equity Fund

Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.

Boston Partners Emerging Markets Fund

Boston Partners Global Equity Advantage Fund

Boston Partners Global Sustainability Fund

Campbell Systematic Macro Fund

Campbell Systematic Macro Offshore Limited

Campbell Advantage Fund

Campbell Advantage Offshore Limited

Free Market Fixed Income Fund

Free Market International Equity Fund

Free Market US Equity Fund

Matson Money Fixed Income VI Portfolio

Matson Money International Equity VI Portfolio

Matson Money U.S. Equity VI Portfolio

SGI Global Equity Fund

SGI U.S. Small Cap Equity Fund

SGI U.S. Large Cap Equity Fund

SGI U.S. Large Cap Equity VI Portfolio

SGI Conservative Fund

SGI Peak Growth Fund

SGI Prudent Growth Fund

SGI Small Cap Growth Fund

Motley Fool Global Opportunities ETF

Motley Fool Mid-Cap Growth ETF

Motley Fool Small-Cap Growth ETF

Motley Fool 100 Index ETF

Motley Fool Next Index ETF

Motley Fool Capital Efficiency 100 Index ETF

Orinda Income Opportunities Fund

Stance Equity ESG Large Cap Core ETF

YieldX Diversified Income ETF

DriveWealth Power Saver ETF

DriveWealth Steady Saver ETF

WPG Partners Select Small Cap Value Fund